Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form F-1 of our report dated September 29, 2016, on the financial statements of Jupiter Gold Corporation as of August 31, 2016 and for the period from July 27, 2016 (inception) to August 31, 2016, which appears in such Prospectus. We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.

Sincerely,

/s/ BF Borgers CPA PC

BF Borgers CPA PC
Lakewood, Colorado
December 6, 2016